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Exhibit 1.1

2,750,000 SHARES

ULTIMATE ELECTRONICS, INC.

FORM OF

COMMON STOCK

PURCHASE AGREEMENT

                        , 2002

U.S. BANCORP PIPER JAFFRAY INC.
Banc of America Securities LLC
SunTrust Capital Markets, Inc.
and
SWS Securities, Inc.
c/o U. S. Bancorp Piper Jaffray Inc.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

        Ultimate Electronics, Inc., a Delaware corporation (the "Company") proposes to sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,750,000 shares (the "Firm Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company. The Company has also granted to the several Underwriters an option to purchase up to 412,500 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities".

        The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the "Representatives").

        1.    Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-84942) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

        If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First

Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, all documents incorporated or deemed to be incorporated by reference therein and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement". The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

        2.    Representations and Warranties of the Company.

          (a)  The Company represents and warrants to, and agrees with, the several Underwriters as follows:

            (i)    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof.

            (ii)  As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus

    (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) there are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required: (D) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, contemplated or threatened by the Commission.

            (iii)  The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, Preliminary Prospectus and Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and present fairly the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein in conformance with generally accepted accounting principles consistently applied (except as may be expressly stated in the related notes thereto). The financial data set forth in the Prospectus under the captions "Prospectus Summary—Summary Consolidated Financial Data", "Selected Consolidated Financial Data", and "Capitalization" present fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

            (iv)  Each of the Company and its subsidiaries has been duly organized or formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to have, individually or in the aggregate, have a material adverse effect upon the business, prospects, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

            (v)  Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, operations or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Change") or any development involving a prospective Material Adverse Change.

            (vi)  Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might reasonably be expected to result in any Material Adverse Change.

            (vii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

            (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject or any law, order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect, and (ii) will not result in a breach or violation of any of the terms and provisions of the Company's charter or by-laws; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws and except such as may be required under the NASD rules, which approval will be obtained prior to the First Closing; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

            (ix)  All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities that may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus under the caption "Description of Capital Stock". Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock or other equity interests. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any shares of the capital stock or other equity interests of a subsidiary of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus are accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus).

            (x)  The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the invalidity or failure to be in full force an effect would not reasonably be expected to have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

            (xi)  The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus, and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

            (xii) The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other similar rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries, to the Company's knowledge, will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others used in the business of the Company, which infringement or license or similar fees would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

            (xiii) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or partnership agreement. Neither the Company nor any of its subsidiaries is in violation or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except for such defaults as would not reasonably be expected to have a Material Adverse Effect.

            (xiv) The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company or any of its subsidiaries is contesting in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(a)(iii) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or its subsidiaries has not been finally determined.

            (xv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

            (xvi) The Common Stock (including the Securities) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing. The Company has filed an application to list the Securities on the Nasdaq National Market.

            (xvii) Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock in excess of 100 shares of any other public company, capital stock in any private company, or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

            (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (xx) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

            (xxi) The Company and each of its subsidiaries carries with recognized, financially sound and reputable institutions, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

            (xxii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (xxiii) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

            (xxiv) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

            (xxv)There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus that have not been described as required.

            (xxvi) Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. Based on the Company's review and any other information brought to its attention, the Company has reasonably concluded that costs and liabilities associated with compliance with environmental laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, have a Material Adverse Effect.

            (xxvii) The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (xxviii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        3.    Purchase, Sale and Delivery of Securities.

          (a)  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $    per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

        The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company, at the offices of U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date". If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

          (b)  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Company the Option Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

        The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

          (c)  It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

        4.    Covenants. The Company covenants and agrees with the several Underwriters as follows:

          (a)  If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, based on the advice of counsel, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

          (b)  The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c)  Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d)  The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities or to execute a general consent to service of process in any state, or subject itself to taxation in respect of doing business in any jurisdictions in which it is not otherwise subject.

          (e)  The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations, and any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

          (f)    During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities

  Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

          (g)  The Company will timely file such reports pursuant to the 1934 Act, as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h)  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (iii) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate or are necessary to distribute the Directed Stock, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (vi) listing fees, if any, and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including the reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

          (i)    The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus.

          (j)    The Company will not, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the "Lock-Up Period") offer for sale; sell; contract to sell; pledge; grant any option for the sale of; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement and sales by the Company in connection with the exercise of options granted and the granting of options to purchase shares under the Company's existing stock option or purchase plans. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

          (k)  The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company's directors and officers and William J. and Barbara A. Pearse and the various Pearse family trusts stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the date of the Prospectus (the "Lock-Up Agreement"). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

          (l)    The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (m)  The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (n)  The Company will file with the Commission on a timely basis such periodic and special reports as required by the Rules and Regulations.

        5.    Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)  The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and agreements.

          (b)  No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations, and any document incorporated by reference), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (c)  Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common

  Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, other than changes in the outstanding loan balance under the Company's currently existing revolving line of credit, provided that such balance does not exceed $80,000,000, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

          (d)  On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company's securities by any "nationally recognized statistical organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities.

          (e)  On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Davis Graham & Stubbs LLP, counsel for the Company, dated such Closing Date addressed to you, to the effect that:

            (i)    Each of the Company and its subsidiaries has been duly organized or formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify or be in good standing would reasonably be expected to have a Material Adverse Effect.

            (ii)  The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock". All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound, other than the Company's right to repurchase shares of the Company's stock under its option agreements with certain employees. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

            (iii)  All of the issued and outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel's knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock or other equity interests. To such counsel's knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.

            (iv)  The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

            (v)  The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated in whole or in part, by reference therein) or included as exhibits to the Registration Statement that are not described or included as required, or incorporated therein by reference.

            (vi)  The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

            (vii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

            (viii) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

        In rendering such opinion such counsel may rely (i) as to matters of law other than Colorado law, the General Corporation Law of the State of Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

          (f)    On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Latham & Watkins, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the existence of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (g)  On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young, LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

          (h)  On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

            (i)    The representations and warranties of the Company in this Agreement which are not qualified by materiality are true and correct in all material respects, as if made at and as of such Closing Date, and the representations and warranties of the Company in this Agreement which are qualified by materiality are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

            (ii)  No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

            (iii)  The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations, and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

          (i)    The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

        6.    Indemnification and Contribution.

          (a)  The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations, and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

        In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bancorp (the "Prime Rate"). Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have.

          (b)  Each Underwriter will indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company, its directors and officers who signed the Registration Statement for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

          (c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

          (d)  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)  The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          (f)    The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of, and in paragraphs 2 and 8 and the first, second and fourth sentences of paragraph 9 under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        7.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

        8.    Substitution of Underwriters.

          (a)  If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

          (b)  If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

        If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

        9.    Effective Date of this Agreement and Termination.

          (a)  This Agreement shall become effective at the later of (i) the execution of this agreement, and (ii) the effectiveness of the Registration Statement; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

          (b)  You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

          (c)  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone, confirmed by letter.

        10.  Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party.

        No action that shall be taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

        11.  Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address listed in Schedule II hereto; if to the Company, shall be mailed or delivered to it at 321 West 84th Avenue, Suite A, Thornton, Colorado 80260, Attention: Alan E. Kessock; or in each case to such other address as the person to be notified may have requested in writing. All notices given by facsimile shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

        12.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

        13.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

        14.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

        [Signature Page Follows]

        Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,
ULTIMATE ELECTRONICS, INC.
By

J. Edward McEntire Chief Executive Officer
Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.
U. S. BANCORP PIPER JAFFRAY INC.
By

Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares(1)
U.S. Bancorp Piper Jaffray Inc.	1,072,000
Banc of America Securities LLC	1,072,000
SunTrust Capital Markets, Inc.	536,000
SWS Securities, Inc.	70,000

Total	2,750,000

(1)
The Underwriters may purchase up to an additional 412,500 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall
Minneapolis, MN 55402
Attention: Doug Whitaker

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Attention: Corporate Finance Department

SunTrust Capital Markets, Inc.
The Atlanta Financial Center
3333 Peachtree Road, N.E.
11th Floor
Atlanta, GA 30326
Attention: Gordon R. Watt

SWS Securities, Inc.
1201 Elm Street
Suite 3500
Dallas, TX 75270
Attention: Jennifer Delph, Syndicate Department

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2,750,000 SHARES ULTIMATE ELECTRONICS, INC. FORM OF COMMON STOCK PURCHASE AGREEMENT
SCHEDULE I
SCHEDULE II